EXHIBIT 10 (b)

THE INTERPUBLIC GROUP OF COMPANIES, INC.
1997 PERFORMANCE INCENTIVE PLAN
("the Plan")

INSTRUMENT OF RESTRICTED STOCK

THIS DOCUMENT IS IMPORTANT AND SHOULD BE KEPT IN A SAFE PLACE

THIS IS TO CERTIFY that, on the date shown below, the under-mentioned employee ("the Grantee") has been granted an award of Restricted Stock, subject to the Rules of the above-mentioned Plan, for the number of shares of Common Stock of The Interpublic Group of Companies, Inc. specified below.

Date of Grant:	August 23, 2001

Number of Restricted Shares granted:	50,000

Lapse of Restrictions:

Except as set forth in Paragraph 2, Paragraph 3 and Paragraph 4 of the attached Exhibit A, the restrictions on the above-mentioned shares of Common Stock shall lapse on the fifth anniversary of the date of the Grant.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

By /s/ C. KENT KROEBER
C. KENT KROEBER

The foregoing Grant of a Restricted Stock
Award is hereby accepted on the terms
contained herein:

/s/ J. BRENDAN RYAN
     J. BRENDAN RYAN
                Grantee

(RS)
(5/19/97)

THE INTERPUBLIC GROUP OF COMPANIES, INC.

1997 PERFORMANCE INCENTIVE PLAN

EXHIBIT A

                     RESTRICTED STOCK AGREEMENT made between The Interpublic Group of Companies, Inc. (hereinafter called "the Corporation"), and the individual whose name appears on the document to which this Restricted Stock Agreement is attached (hereinafter called "the Cover Document"), such individual being an employee of the Corporation or one or more of its subsidiaries (hereinafter called "the Grantee").

                    PURSUANT TO and under all the terms and conditions of the l997 Performance Incentive Plan of THE INTERPUBLIC GROUP OF COMPANIES, INC. (hereinafter called "the Plan"), the Corporation desires to grant to the Grantee an award of shares of Common Stock of the Corporation, and the Grantee desires the opportunity to acquire said shares as provided in the Plan;

                    NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto have agreed and do hereby agree as follows:

                    1.  The Grant. The Corporation hereby grants to the Grantee an aggregate of that number of shares of the Common Stock of the Corporation shown in the Cover Document (hereinafter called the "Grant"), in accordance with all the terms and conditions of the Plan and this Agreement.

                    2.  Restrictions. Until the restrictions set forth in this Paragraph 2 shall lapse pursuant to Paragraph 3 or Paragraph 4 of this Restricted Stock Agreement and the attached Instrument of Restricted Stock, shares of Common Stock awarded pursuant to the Grant:
(a)	shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, and

(b)

shall, if delivered to you or to your order, be returned to the Corporation forthwith and all your rights to such shares shall immediately terminate without any payment of consideration by the Corporation, if your continuous employment with the Corporation or any of its subsidiaries shall terminate for any reason, except as provided in Paragraph 3 and Paragraph 4 hereof. If your interest in the shares of Common Stock awarded pursuant to the Grant shall be terminated pursuant to this clause (b), you shall forthwith deliver to the Secretary or any Assistant Secretary of the Corporation the certificates for shares of Common Stock so terminated, if such certificates shall have been delivered to you or to your order, accompanied by such instrument of transfer as may be required by the Secretary or any Assistant Secretary of the Corporation.

                    3.  Change of Control. In the event of a change of control of the Corporation, as defined in Section 2 of the Plan, the restrictions set forth in Paragraph 2 and Paragraph 4 hereof shall lapse upon the occurrence of such change.

                    4.  The following provisions shall govern the vesting of restricted stock where the Grantee terminates employment before fully vesting in the award:

                    (A)     If a Grantee terminates employment by reason of death or disability, the Grantee shall vest, upon such termination, in a pro rata fraction of the unvested portion of the award, determined by multiplying (a) the ratio of (i) the number of months the Grantee was employed from the date of grant to the date of termination to (ii) the total number of months from the date of grant to the date on which the Grantee would have been fully vested in the award by (b) the total number of unvested shares covered by the award.

                    (B)     Except as provided in paragraph (C) below, if the Grantee's employment is involuntarily terminated by the Company other than for cause at least one year after the date of grant, the Grantee shall vest, upon such termination, in a pro rata fraction of the unvested portion of the award, determined by multiplying (a) the ratio of (i) the number of months the Grantee was employed from the date of grant to the date of termination to (ii) the total number of months from the date of grant to the next date on which the Grantee would have become vested in an additional portion of the award by (b) the number of unvested shares that were scheduled to become vested on such date.

                    (C)     If a Grantee continues in employment following receipt of a Notice of Termination of Employment or continues to be classified as an employee (as an Employee Consultant or otherwise) during a period of reduced work responsibilities or during a period specified by a negotiated settlement with the Grantee, the Grantee shall continue to vest during such period in accordance with the vesting schedule that applies to the award.

                    (D)     If a Grantee, who was at least age 50 with at least 5 but less than 20 years of service on the date of a restricted stock grant, voluntarily retires at least one year after the date of grant, the Grantee shall vest in a pro rata fraction of the unvested portion of the Grant determined by multiplying (a) the ratio of (i) the number of months the Grantee was employed from the date of grant to the date of retirement to (ii) the total number of months from the date of grant to the next date on which the Grantee would have become vested in an additional portion of the Grant by (b) the portion of the Grant that was scheduled to become vested on such date; provided that the ratio in clause (a), above, shall not be less than 50%

                     (E)     If a Grantee, who was at least age 50 with at least 20 years of service on the date a restricted stock award is granted, voluntarily retires, the Grantee shall be 100% vested in the Grant so long as at least one year has passed since the date of grant.

                     (F)     If the Grantee's employment is terminated for any reason other than those identified in the preceding paragraphs (such as a termination for cause), the unvested portion of the award shall be immediately forfeited. To the extent such Grant is vested in accordance with the terms of the Grant and the Plan, the Grantee (or, following the Grantee's death, the Grantee's beneficiary or personal representative) may exercise an award held by the Grantee at the time of such termination, for a period of three months following such termination.

In no event shall a Grant be exercisable more than ten years from the date it was granted.

                    5.  Agreement by Employee Regarding Withholding Taxes. You agree that, subject to the provisions of Paragraph 6 hereof:

(a)

no later than the date of the lapse of the restrictions mentioned in Paragraph 2 and 4 hereof and in the attached Instrument of Restricted Stock, you will pay to the Corporation, or make arrangements satisfactory to the Committee regarding payment of, any Federal, State or local taxes of any kind required by law to be withheld with respect to the shares of Common Stock subject to the Grant, and

(b)

the Corporation and its subsidiaries shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to you any Federal, State or local taxes of any kind required by law to be withheld with respect to the shares of Common Stock subject to the Grant.

                    6.  Election to Recognize Gross Income in Year of Grant. If you elect, within 30 days of the Grant, to include in gross income for Federal income tax purposes an amount equal to the fair market value of the shares of Common Stock awarded on the date of the Grant, you shall make arrangements satisfactory to the Committee to pay in the calendar year of this Grant any Federal, State or local taxes required to be withheld with respect to such shares. If you fail to make such payments, the Corporation and its subsidiaries shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to you any Federal, State or local taxes of any kind required by law to be withheld with respect to such shares of Common Stock.

                    7.  Lapse of Restriction Period. If the restrictions set forth in Paragraph 2 and Paragraph 4 hereof and in the Instrument of Restricted Stock shall have lapsed in accordance with the terms of this Grant, the Corporation shall deliver to you a certificate for the shares as to which the restrictions have lapsed.

                    8.  Governing Law. This Restricted Stock Agreement and the attached Instrument of Restricted Stock shall be governed by the laws of the State of New York.

(7/1/00)